Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Cidara Therapeutics, Inc. (the “Company”) for the quarter ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof and to which this certification is attached as an exhibit (the “Report”), I, Preetam Shah, Ph.D., MBA, Chief Financial Officer of the Company, certify, pursuant to the requirement in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), that, to the best of my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2024	By:	/s/ Preetam Shah, Ph.D., MBA
Preetam Shah, Ph.D., MBA
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
This certification accompanies the Form 10-Q to which it relates, is being furnished solely pursuant to 18 U.S.C. § 1350 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cidara Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.